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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                     Murdock Communications Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                 Iowa                                    42-1339746
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 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

 1112 29th Avenue, S.W., Cedar Rapids, IA                  52404
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(Address of Principal Executive Offices)                 (Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class to be            Name of Each Exchange on Which
           so Registered                    Each Class is to be Registered
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              None                                       None

If this Form relates to the registration   If this Form relates to the
of a class of debt securities and is       registration of debt securities and
effective upon filing pursuant to          is to become effective
General Instruction A(c)(1) please         simultaneously with the
check the following box. / /               effectiveness of a concurrent
                                           registration statement under the
                                           Securities Act of 1933 pursuant to
                                           General Instruction A(c)(2) please
                                           check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, no par value
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                              (Title of class)

                  Redeemable Common Stock Purchase Warrants
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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             The description of the registrant's Common Stock, no par value, and of the registrant's Redeemable Common Stock Purchase Warrants is incorporated by reference to the registrant's Registration Statement on Form SB-2 (Registration No. 333-05422C) (the "Registration Statement") under the heading "Description of Securities."

Item 2.      Exhibits.

             The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 4.1, 4.2 and 4.3 to the Registration Statement.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MURDOCK COMMUNICATIONS
                                        CORPORATION

Date:  September 30, 1996               BY  /s/  Guy O. Murdock
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                                                 Guy O. Murdock,
                                            Chief Executive Officer




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